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                                     CONSENT

     We hereby consent to the references to our firm under the following captions under the heading "Summary -- The Reorganization," "Additional Information About the Agreement -- Other Terms," "Additional Information About the Agreement -- Federal Income Tax Consequences" and "Legal Matters," in the combined proxy statement/prospectus contained in Pre-Effective Amendment No. 2 to AIM Funds Group's Registration Statement on Form N-14 (File No. 333-138775).

                                         Ballard Spahr Andrews & Ingersoll, LLP


January 25, 2007